   As Filed with the Securities and Exchange Commission on February 11, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                           IRVINE SENSORS CORPORATION
                (Name of registrant as specified in its charter)

          Delaware                                  33-0280334
      Identification No.)                        (I.R.S. Employer
(State or other jurisdiction of
of incorporation or organization)


                              3001 Redhill Avenue
                          Costa Mesa, California 92626
                                 (714) 549-8211
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

               1995 Irvine Sensors Corporation Stock Option Plan
                            (Full title of the Plan)

                    James D. Evert, Chief Executive Officer
                           Irvine Sensors Corporation
                       3001 Redhill Avenue, Building III
                          Costa Mesa, California 92626
                                 (714) 549-8211

           (Name, address, including zip code, and telephone number, including area code, of agent for service of process)

                                 With Copy To:
                                Debra K. Weiner
                           Grover T. Wickersham, P.C.
                        430 Cambridge Avenue, Suite 100
                          Palo Alto, California 94306


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
                                                      Proposed                Proposed
                                                     maximum                  maximum
   Title of each class of           Amount to       offering price           aggregate                  Registration
securities to be registered      be registered   per unit (1)(2)(3)     offering price(1)( 2)(3)                fee
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock                      1,650,000       $2,681,271                $2,475,000                     $688.05
==================================================================================================================================

(1) Issuable upon exercise of stock options granted under the Registrant's 1995 Stock Option Plan. In accordance with Rule 457(c) and (h), the proposed maximum offering price per share and proposed maximum aggregate offering price have been calculated based on the weighted average exercise price of outstanding options, which range from $0.98 to $6.50. For purposes of this calculation, $1.633925444 has been used for all outstanding options.
(2) Issuable upon exercise of stock options available for grant under the Registrant's 1995 Stock Option Plan. In accordance with Rule 457(c) and (h), the proposed maximum offering price per share and proposed maximum aggregate offering price have been calculated based upon the average of the high and low sale price of the Common Stock on February 10, 1999, as reported on the Nasdaq SmallCap Market(SM).
(3) Estimated solely for the purpose of determining  the registration fee.
(4) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

   This Registration Statement on Form S-8 is filed by Irvine Sensors Corporation, a Delaware corporation (the "Company" or the Registrant"), relating to 1,650,000 shares of its common stock, par value $0.01 per share (the "Common Stock") issuable to eligible employees, officers, directors and consultants of the Company under the Irvine Sensors Corporation 1995 Stock Option Plan (the "Plan").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.    Plan Information

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual
           Information

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.             INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Irvine Sensors Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          a. The Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1998, as filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          b. The Company's Quarterly Report on Form 10-Q for the quarterly period ended December 27, 1998;

          c. The Company's Definitive Proxy Statement for the Company's Annual Meeting of Stockholders held on February 26, 1999;

          d. The description of the Company's Common Stock, $0.01 par value, contained in the Company's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the securities offered hereby has been passed upon by the firm of Grover T. Wickersham, P.C., counsel to the Company. Such firm is the holder of 50,000 shares of the Company's Common Stock. One of the shareholders of the firm may be deemed to be the beneficial owner of an aggregate of 13,503 shares of the Company's Common Stock and 1,500 shares of the Company's Series D Preferred Stock by virtue of his voting and investment control over securities owned by a limited partnership, of which he is the president of the General Partner of such limited partnership.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The General Corporation Law of the State of Delaware (the "General Corporation Law") provides for the indemnification of directors, officers, employees and other agents of the corporation under certain circumstances as set forth in section 145. Section 145 permits a corporation to indemnify its agents, typically directors and officers, for expenses incurred or settlements or judgments paid in connection with certain legal proceedings. Only those legal proceedings arising out of such persons' actions as agents of the corporation may be grounds for indemnification.

     Whether or not indemnification may be paid in a particular case depends upon whether the agent wins, loses or settles the suit and upon whether a third party or the corporation itself is the plaintiff. The section provides for mandatory indemnification, no matter who the plaintiff is, when an agent is successful on the merits of a suit. In all other cases, indemnification is permissive.

                                       3
[CAPTION]

     If the agent loses or settles a suit brought by a third party, he or she may be indemnified for expenses incurred and settlements or judgments paid. Such indemnification may be authorized upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation.

     If the agent loses or settles a suit brought by or on behalf of the corporation, his or her right to indemnification is more limited. If he or she is adjudged liable to the corporation, the court in which such proceeding was held must determine whether it would be fair and reasonable to indemnify him or her for expenses which such court shall determine. If the agent settles such a suit with court approval, he or she may be indemnified for expenses incurred in connection with the defense and settlement of the suit, upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its stockholders.

     Under Section 145, the indemnification discussed above may be authorized by a majority vote of the disinterested directors or stockholders (the person to be indemnified is excluded from voting his or her shares) or the court in which the proceeding was brought.

     Under Section 145, a corporation may authorize, by by-law, agreement or otherwise, the indemnification of its agents in excess of that expressly permitted by Section 145. The Registrant's By-laws provide that indemnification shall be mandatory in all cases where it is permitted by Section 145.

     Section 102(b) of the General Corporation Law permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the fiduciary duty as a director. The Registrant's Certificate of Incorporation provides for elimination of personal liability of directors for breach of fiduciary duty as a director except for the following: (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which such director derived an improper personal benefit. The Registrant's Certificate of Incorporation further provides that modification or repeal of this provision may not affect the elimination of liability therein provided with respect to a director's personal liability for any act or omission that occurs prior to such modification or repeal.

     Finally, a corporation has the power to purchase indemnity insurance for its agents, even if it would not have the power to indemnify them. The Registrant has purchased such insurance.

     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.    EXHIBITS

     The following exhibits are filed as a part of this Registration Statement:

     5     Opinion re legality

     23.1  Consent of Grant Thornton LLP, independent public accountants

     23.2  Consent of Grover T. Wickersham, P.C. (included in Exhibit 5)

     24 Power of Attorney (included in the signature pages to this registration statement)

     99.1  1995 Stock Option Plan, as amended

ITEM 9.    UNDERTAKINGS

     (a)   The Company hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Costa Mesa, State of California, on this 11th day of February, 1999.

                                    IRVINE SENSORS  CORPORATION



                                    By: /s/ John J. Stuart, Jr.
                                        -----------------------------------
                                        John J. Stuart, Jr.
                                        Senior Vice President and Chief
                                        Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement hereby constitutes and appoints James D. Evert and John J. Stuart, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, and in his name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, exhibits thereto and other documents in connection therewith, to this Registration Statement, to make such changes in the Registration Statement as such attorneys-in-fact deems appropriate, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



 /s/ James D. Evert        President, Chief Executive       February 11, 1999
--------------------       Officer and Director
James D. Evert             (Principal Executive Officer)

 /s/ James Alexiou              Chairman of the Board         February 11, 1999
------------------------
James Alexiou


 /s/ John J. Stuart, Jr.        Senior Vice President and     February 11, 1999
------------------------        Chief Financial Officer
John J. Stuart, Jr.             (Principal Financial and
                                Accounting Officer)


/s/ John Carson                 Director                      February 11, 1999
---------------------------
John C. Carson


/s/ Joanne S. Carson            Director                      February 11, 1999
---------------------------
Joanne S. Carson


/s/  Marc Dumont                Director                      February 11, 1999
---------------------------
Marc Dumont


/s/ Walter E. Garrigan          Director                      February 11, 1999
----------------------------
Walter E. Garrigan


/s/ Frank P. Ragano             Director                      February 11, 1999
----------------------------
Frank P. Ragano


/s/ Vincent F. Sollitto, Jr.    Director                      February 11, 1999
-----------------------------
Vincent F. Sollitto, Jr.

                                 EXHIBIT INDEX


Exhibit
-------

5         Opinion re legality

23.1      Consent of Grant Thornton LLP, independent public accountants

23.2      Consent of Grover T. Wickersham, P.C. (included in Exhibit 5)

24 Power of Attorney (included in signature pages to this registration statement)

99.1      1995 Stock Option Plan, as amended